Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Provention Bio, Inc. on Form S-1, as amended, to be filed on or about July 13, 2018 of our report dated May 9, 2018, on our audits of the financial statements as of December 31, 2017 and 2016 and for the year ended December 31, 2017, and for the period from October 4, 2016 (inception) through December 31, 2016.

/s/ EisnerAmper LLP
EISNERAMPER LLP
Iselin, New Jersey
July 13, 2018